UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

NATIONAL PRESTO INDUSTRIES, INC.
(Exact name of registrant as specified in charter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3925 North Hastings Way, Eau Claire, Wisconsin 54703-3703
(Address of principal executive offices)

715-839-2121
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The registrant held its Annual Meeting of Stockholders on May 17, 2011.  At the meeting, stockholders re-elected Randy Lieble and Joseph Stienessen to serve as directors for a three-year term ending at the annual meeting to be held in 2014.  The stockholders also ratified the appointment of BDO Seidman, LLP as the Company's registered public accounting firm for the year ending December 31, 2011; approved the compensation of the Company's executive officers in a non-binding advisory vote; and voted that future non-binding votes on executive compensation should be conducted once every three years. A press release regarding the outcome of the votes of stockholders is attached hereto as Exhibit 99.1

Set forth below are the final voting results for each of the proposals.

Election of Directors

Name	For	Withheld	Abstain	Broker Non-Votes

Randy F. Lieble	4,453,779	866,488	40,202	1,260,669
Joseph G. Stienessen	5,314,403	5,864	40,202	1,260,669

Ratify the Appointment of BDO Seidman, LLP as the Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes

6,495,002	14,495	13,613	98,358

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes

5,226,182	38,445	95,848	1,260,663

Advisory (Non-Binding) Vote on Frequency of an Advisory Vote on Executive Compensation

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

3,109,716	43,562	2,108,693	98,499	1,260,668

In line with the recommendation by the stockholders, the Board of Directors has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every three years until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our Annual Meeting of Stockholders in 2017.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release of National Presto Industries, Inc. dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL PRESTO INDUSTRIES, INC.

Dated: May 19, 2011	By:	/s/ Maryjo Cohen
Maryjo Cohen
President and Chief Executive Officer